CONTACT:	JoAnn McMinn SVP, Investor Relations Officer (814) 231-5779

HEADLINE:	Omega First Quarter Earnings Increase Over 82%

FOR IMMEDIATE RELEASE — April 2005 —

STATE COLLEGE, PA – Omega Financial Corporation (NASDAQ:OMEF) achieved record earnings for the quarter ended March 31, 2005 of $6.58 million, an increase of 82.5% or $2.97 million, when compared to the same period last year, company officials said.

Omega Financial merged with Sun Bancorp on October 1 of last year, a transaction that nearly doubled the company’s assets to $2.0 billion, while adding 23 offices in seven new counties in Eastern Pennsylvania. The company now has 68 Omega Bank offices in 14 counties.

David B. Lee, Omega Financial’s chairman and chief executive officer, said that the first quarter for 2005 also represented a $643,000 or 10.8% increase over the earnings for fourth quarter 2004, the first full quarter of operations since the Sun merger was completed. Fully diluted earnings per share for the first quarter were $.52 in 2005, compared to $.42 and $.47 per share for the first and fourth quarter last year, respectively.

“The strength of our first quarter earnings reflects the continuing efficiencies that we are achieving from the consolidation of the Sun operations,” Lee said. “In addition, completing our balance sheet restructuring, selling various assets acquired from Sun and the extinguishment of Sun’s long-term Federal Home Loan Bank debt all contributed to the dramatic increase in our net income.”

Lee noted that a gain of $1,043,000 was realized from the early extinguishment of debt, while securities and a book of loans were sold to fund the payment at a net gain of $649,000. Omega management also revised its determination of the value of the Core Deposit Intangible acquired from Sun. This revised valuation was lower than originally estimated and reduced amortization costs for the first quarter of 2005 as compared to the fourth quarter of 2004.

Common share dividends declared rose 3.3% for the quarter compared to last year’s first quarter, while the Return on Average Assets (ROA) remained steady from that period. ROA rose by 11.3% in the first quarter of this year when compared to the final quarter of last year.

The effect of the Sun acquisition was evidenced in several categories of the income statement for the first quarter, Lee said. He noted that income from credit activities and net interest income were both up approximately 50%. “Of course, with the addition of Sun’s operations comes added expenses, but we are confident that our commitment to profitable loan growth and expense control that served us well prior to the merger will continue to do the same now that these operations are combined,” he said.

During the first quarter, Omega opened its 68th office, located in Wilkes-Barre (Luzerne County). Lee said that this new office and a new office in Mechanicsburg in the state’s Capital Region that opened late last year have provided excellent opportunities to extend the Omega brand into new service areas. Omega now has offices throughout Bedford, Blair, Centre, Clinton, Cumberland, Dauphin, Huntingdon, Juniata, Luzerne, Lycoming, Mifflin, Northumberland, Snyder and Union counties.

“In both Luzerne County and the Capital Region, we have moved aggressively to market our hallmarks of outstanding customer service and a broad range of financial services that meet a variety of needs,” Lee commented.

In January, Omega Bank was once again named one of the Top 10 Safest Banks in the country, according to Weiss Ratings, a national company that provides ratings for over 15,000 financial institutions. This year marks the third year in a row that Omega has made the Top 10.

“We are obviously pleased to have earned the Top 10 Safest designation for the third time in as many years,” Lee said. “It is a testament to the hard work of all the members of the Omega family.”

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Financial statements and selected financial highlights are summarized on the following pages.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except as indicated * )
	1st Qtr	1st Qtr		1st Qtr	4th Qtr
	2005	2004	% Change	2005	2004	% Change
Earnings:
Net income	$6,577	$3,604	82.5%	$6,577	$5,934	10.8%
Per share statistics: *
Diluted earnings	$.52	$.42	23.8%	$.52	$.47	10.6%
Dividends declared — common	.31	.30	3.3	.31	.30	3.3
Book value — common	25.10	20.00	25.5	25.10	25.07	0.1
Book value — tangible	11.51	20.00	(42.5)	11.51	11.28	2.0
Market value — High	34.50	38.75	(11.0)	34.50	36.75	(6.1)
Low	29.40	33.71	(12.8)	29.40	30.95	(5.0)
Financial position at period end:
Assets	$2,004,159	$1,131,870	77.1%	$2,004,159	$2,082,571	(3.8)%
Deposits	1,488,785	898,487	65.7	1,488,785	1,502,082	(0.9)
Net loans	1,265,296	776,765	62.9	1,265,296	1,312,606	(3.6)
Shareholders’ equity	316,433	169,850	86.3	316,433	315,739	0.2
Average Balances:
Assets	$2,048,010	$1,126,297	81.8%	$2,048,010	$2,060,742	(0.6)%
Deposits	1,497,084	893,568	67.5	1,497,084	1,532,995	(2.3)
Net loans	1,298,469	778,694	66.7	1,298,469	1,339,386	(3.1)
Shareholders’ equity	318,589	169,964	87.4	318,589	255,565	24.7
Profitability ratios — annualized: *
Return on average assets	1.28%	1.28%	0.0%	1.28%	1.15%	11.3%
Return on average tangible equity (1)	18.14%	8.48%	113.9	18.14%	29.06%	(37.6)
Return on average stated equity (2)	8.26	8.48	(2.6)	8.26	9.29	(11.1)
Net interest margin — fully tax equivalent	3.81	4.12	(7.5)	3.81	3.78	0.8
Shares outstanding at period end: *
Common	12,608,133	8,490,898	48.5%	12,608,133	12,593,524	0.1%
(1) Average tangible equity represents average shareholders’ equity less average intangibles and goodwill.
(2) Average stated equity is equal to average shareholders’ equity.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
Unaudited
	Three Months Ended
	March 31,
	2005	2004
Interest Income:
Interest and fees on loans	$19,347	$11,197
Interest and dividends on investment securities	2,367	1,853
Other interest income	358	56
TOTAL INTEREST INCOME.	22,072	13,106
Interest Expense:
Interest on deposits	4,692	2,692
Interest on short-term borrowings	490	76
Interest on long-term debt and
other interest bearing liabilities	1,648	248
TOTAL INTEREST EXPENSE	6,830	3,016
NET INTEREST INCOME	15,242	10,090
Provision for loan losses	142	—
INCOME FROM CREDIT ACTIVITIES	15,100	10,090
Other Income:
Service fees on deposit accounts	2,140	1,339
Service fees on loans	312	281
Earnings on bank-owned life insurance	575	354
Trust fees	1,666	915
Investment and insurance product sales	1,072	302
Gain on the early extinguishment of debt	1,043	—
Gain on sale of loans and other assets	(339)	(1)
Net gains on investment securities	988	8
Other	1,029	540
TOTAL OTHER INCOME	8,486	3,738
Other Expense:
Salaries and employee benefits	7,551	4,955
Net occupancy expense	1,111	627
Equipment expense	1,089	702
Data processing service	626	423
Pennsylvania shares tax	619	384
Amortization of intangible assets	163	3
Other	3,810	2,139
TOTAL OTHER EXPENSE	14,969	9,233
Income before taxes	8,617	4,595
Income tax expense	2,040	991
NET INCOME	$6,577	$3,604

Net income per common share:
Basic	$0.52	$0.43
Diluted	$0.52	$0.42
Weighted average shares and equivalents:
Basic	12,596	8,471
Diluted	12,659	8,559
Dividends declared per share:
Common	$.31	$.30

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	March 31,	December 31,
Assets	2005	2004
Cash and due from banks	$49,424	$47,877
Interest bearing deposits with other banks	29,899	31,122
Federal funds sold	17,000	36,350
Investment securities available for sale	315,108	327,979
Investment in unconsolidated subsidiary	1,625	1,625
Loans available for sale	69	22,515
Total portfolio loans	1,280,783	1,305,735
Less: Allowance for loan losses	(15,487)	(15,644)
Net portfolio loans	1,265,296	1,290,091
Premises and equipment, net	36,979	35,509
Other real estate owned	2,639	3,082
Bank-owned life insurance	73,420	72,845
Investment in limited partnerships	7,338	8,605
Core deposit intangibles	7,349	13,927
Other intangibles	2,731	2,799
Goodwill	161,218	156,959
Other assets	34,064	31,286
TOTAL ASSETS	$2,004,159	$2,082,571

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$220,520	$228,408
Interest bearing	1,268,265	1,273,674
Total deposits	1,488,785	1,502,082
Short-term borrowings	78,251	90,259
ESOP debt	2,107	2,192
Junior subordinated debentures	57,066	57,190
Long-term debt	43,853	99,579
Other interest bearing liabilities	848	854
Other liabilities	16,816	14,676
TOTAL LIABILITIES	1,687,726	1,766,832
Shareholders’ Equity
Preferred stock, par value $5.00 per share:
Authorized - 5,000,000 shares, none issued
Common stock, par value $5.00 per share:
Authorized - 25,000,000 shares;
Issued and outstanding-
12,608,133 shares at March 31, 2005;
12,593,524 shares at December 31, 2004	63,057	62,968
Capital surplus	98,734	98,370
Retained earnings	154,929	152,249
Accumulated other comprehensive income	1,026	3,526
Unearned compensation related to ESOP debt	(1,313)	(1,374)
TOTAL SHAREHOLDERS’ EQUITY	316,433	315,739
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,004,159	$2,082,571